UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2005

Date of Report (Date of earliest event reported)

USI Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Pleasantville Road, Suite 160 South

Briarcliff Manor, NY 10510

(Address of principal executive offices)

(914) 749-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 1, 2005, USI Holdings Corporation issued a press release reporting its financial results for the third quarter ended September 30, 2005. A copy of the press release is furnished and attached as Exhibit 99.1 and is incorporated by reference to this Item 2.02.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1    Press release dated November 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2005

USI HOLDINGS CORPORATION

By:	/s/ ERNEST J. NEWBORN, II
Name:	Ernest J. Newborn, II
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT NUMBER
99.1	Press release dated November 1, 2005.

Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Robert S. Schneider
USI Holdings Corporation 914-749-8502 rschneider@usi.biz

 USI Holdings Corporation Reports Third Quarter Results

and Other Matters

Highlights:

For the quarter ended September 30, 2005 as compared to the same quarter in the prior year:

•

Consolidated revenues increased 23.5% to $127.3 million, substantially all attributable to acquisitions

•

Consolidated net commissions and fees (excluding contingents and overrides) increased 22.0%, but declined organically by 0.2%

•

Operating margin increased to 18.8% from 16.8%

•

Closed five acquisitions expected to add $17.5 million in annualized revenues

•

Sold two insurance brokerage operations included in discontinued operations

•

Recorded $2.9 million of expenses, before income taxes, related to our previously announced margin improvement plan

Briarcliff Manor, NY, November 1, 2005 – USI Holdings Corporation (“USI” or the “Company”), (NASDAQ:USIH):

USI today reported financial results for the third quarter ended September 30, 2005. Certain amounts have been reclassified and presented in all periods as discontinued operations to reflect the decisions announced in the fourth quarter of 2004 and in 2005 to sell seven operating entities.

Revenues for the quarter increased $24.3 million, or 23.5%, to $127.3 million from $103.0 million in the comparable period in 2004.  The revenue increase includes the impact of $23.0 million from acquisitions completed in the last twelve months. On an organic basis, net commissions and fees (excluding contingents and overrides) decreased $0.2 million, or 0.2% for the quarter compared to the same period last year. Contingents and overrides were $1.7 million for the quarter, as compared to $1.2 million for the same period last year.

Revenues for the first nine months increased $79.9 million, or 27.4%, to $371.8 million from $292.0 million last year.  The revenue increase reflects the impact of acquisitions and organic growth. On an organic basis, net commissions and fees (excluding contingents and overrides) grew $0.6 million, or 0.2% for the first nine months compared to the same period last year. Contingents and overrides were $22.7 million for the nine-month period, as compared to $17.0 million for the same period last year. The increase in contingent commissions is primarily the result of acquisitions completed in the last twelve months.

As discussed in our second quarter 2005 earnings release, USI implemented a new system in 2004 which enables the Company to calculate and record its “direct bill” receivable, revenue and related compensation payable and expense for each commercial property and casualty insurance direct bill policy at the time it is effective. As a result of this process, the Company has obtained additional information which allows it to revise its estimate of the direct bill receivable and related compensation payable. The effect of the change in estimate for the three months ended September 30, 2005 was a decrease of $0.4 million in pre-tax earnings that was comprised of a decrease in direct bill revenues of $0.8 million and a reduction in the related producer compensation expense of $0.4 million and for the nine-month period ended September 30, 2005 a decrease of $2.4 million in pre-tax earnings that was comprised of a decrease in direct bill revenues of $2.9 million and a reduction in the related producer compensation expense of $0.5 million.

Total expenses for the quarter ended September 30, 2005 increased by $23.0 million to $117.5 million, a 24.4% increase from $94.4 million in the comparable period in 2004. The increase in expense was primarily attributable to: (i) the impact of acquisitions on compensation and employee benefits expense and other operating expense, (ii) $2.9 million in expenses associated with the Company’s margin improvement plan, (iii) a $1.7 million increase in interest expense, (iv) a $0.8 million increase in amortization expense and (v) a $0.7 million increase in non-cash stock-based compensation.

Total expenses for the first nine months increased by $84.8 million to $349.2 million, a 32.1% increase from $264.4 million in the comparable period in 2004. The increase in expense was primarily attributable to: (i) the impact of acquisitions on compensation and employee benefits expense and other operating expense, (ii) $15.4 million in other expenses ($8.5 million associated with the integration of Summit Global Partners and other acquisitions and $6.9 million associated with the Company’s margin improvement plan), (iii) a $4.7 million increase in interest expense, (iv) a $3.7 million increase in amortization expense and (v) a $1.4 million increase in non-cash stock-based compensation.

Income from continuing operations before income tax expense for the quarter increased $1.2 million to $9.8 million from $8.6 million in the comparable period in 2004 as a result of the revenue and expense items discussed above.

Income from continuing operations before income tax expense for the first nine months decreased $4.9 million to $22.7 million from $27.6 million in the comparable period in 2004 as a result of the revenue and expense items discussed above.

The income tax provision for the quarter was $4.3 million compared to $3.4 million for the comparable period in 2004. The income tax provision for the first nine months of 2005 was $9.9 million compared to $11.4 million last year.

Income from continuing operations for the quarter was $0.10 and $0.09 on a basic and diluted per share basis, respectively, compared to $0.11 and $0.10 on a basic and diluted per share basis for the comparable period in 2004, respectively.  Income from continuing operations for the first nine months was $0.23 on both a basic and diluted per share basis, respectively, compared to $0.34 and $0.33 on a basic and diluted per share basis for the comparable period in 2004, respectively.

Operating Margin (Operating Income as a percentage of revenues) for the quarter was 18.8% compared to 16.8% for the same period in 2004. The increase for the quarter was due principally to the positive impact of the Company’s margin improvement plan and acquisitions, somewhat offset by the adjustment related to the previously mentioned change in accounting estimate and the net increase in corporate expenses. Operating margin for the first nine months of 2005 was 18.9%, up from 17.5% for the same period in 2004 due to the positive impact of acquisitions and the Company’s margin improvement plan.

In the third quarter of 2005, the loss from discontinued operations was $3.6 million, after income taxes. Included in the loss from discontinued operations for the quarter was a $4.4 million (pre-tax) reserve to reduce the carrying value of the Company’s executive benefits businesses to their estimated net realizable value. Also in the third quarter of 2005, the Company sold two insurance brokerage operations classified in discontinued operations. As a result of these transactions, USI recorded a loss on the sale of the discontinued operations of $0.1 million, before income taxes. The Company received cash proceeds of $4.1 million and a note in the amount of $0.5 million.

In the third quarter of 2005, the Company recorded an additional $2.9 million in expenses, before income taxes, for employee severance and related benefits, facilities closures and the amendment of sales professionals’ compensation agreements in connection with the Company’s margin improvement plan. There were no comparable expenses in the third quarter of 2004. For the first nine months of 2005, the Company recorded expenses of $6.9 million, before income taxes, for employee severance and related benefits, facilities closures and the amendment of sales professionals’ compensation agreements in connection with the Company’s margin improvement plan and an additional $8.5 million in expenses, before income taxes, associated with the integration of Summit Global Partners and other acquisitions. There were no significant comparable expenses for the same period in 2004.

David L. Eslick, Chairman, President and CEO noted, "We continued to make solid progress on operating efficiency during the quarter.  Excluding the impact of the change in accounting estimate, operating margins improved by approximately two percentage points for the quarter and nine-month period. We also had a very successful quarter on the acquisition front, closing five acquisitions adding critical mass to our benefits business in the Midwest and New England as well as expanding our presence in worksite marketing. The property and casualty market remained a challenge in the third quarter; however our workplace and employee benefits business, which represents over forty percent of our total net commissions and fees, continued to perform well with organic growth in benefits net commissions and fees of over eight percent for the quarter."

USI will hold a conference call and audio webcast to review the results at 8:30 AM (ET) on Wednesday, November 2, 2005. To access the audio webcast, please visit USI's website at www.usi.biz on November 1, 2005 and follow the link. To access the conference call, dial toll-free 800-299-9630 or 617-786-2904 for international callers and use passcode 40094684, five minutes before the teleconference. A replay of the conference call will be available on the Investor Relations section of the USI website (www.usi.biz) or by dialing 888-286-8010 or 617-801-6888 and using access code 79066623.

This press release contains certain statements relating to future results which are forward-looking statements within the meaning of that term as found in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not historical facts, but instead represent USI’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of USI’s control. It is possible that USI’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning USI and its business, including factors that potentially could materially affect USI’s financial results, are contained in USI’s filings with the Securities and Exchange Commission. Some factors include: USI’s ability to grow revenues organically and expand its margins; successful acquisition consummation and integration; resolution of regulatory issues and other claims, including errors and omissions claims and claims related to USI’s compensation arrangements with insurance companies, the passage of new legislation affecting our business; determinations of effectiveness of internal controls over financial reporting and disclosure controls and procedures; USI’s ability to attract and retain key sales and management professionals; USI’s level of indebtedness and debt service requirements; downward commercial property and casualty premium pressures; the competitive environment; future expenses for integration and margin improvement efforts; and general economic conditions around the country. USI’s ability to grow has been largely attributable to acquisitions, which may or may not be available on acceptable terms in the future and which, if consummated, may or may not be advantageous to USI.  All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

This press release includes supplemental financial information which contains references to non-GAAP financial measures as defined in Regulation G of SEC rules.  Consistent with Regulation G, a reconciliation of this financial information to generally accepted accounting principles in the United States (“GAAP”) information follows.  USI presents such non-GAAP supplemental financial information because such information is of interest to the investment community owing to the fact that it provides additional meaningful methods of evaluating certain aspects of USI’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis.  This supplemental financial information should be viewed in addition to, not in lieu of, USI’s consolidated statements of operations for the three and nine months ended September 30, 2005 and 2004.

About USI Holdings Corporation

Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States.  USI is headquartered in Briarcliff Manor, NY, and operates out of 72 offices in 19 states. Additional information about USI, including instructions for the quarterly conference call, may be found at www.usi.biz.

USI Holdings Corporation and Subsidiaries
Consolidated Balance Sheets

	Sept 30, 2005	Dec 31, 2004
	(Amounts in Thousands, Except Per Share Data)	
Assets		
Current assets:		
Cash and cash equivalents	$ 30,099	$ 2,867
Fiduciary funds--restricted	93,757	99,627
Premiums and commissions receivable, net of allowance for bad debts and cancellations of $6,521 and $4,745, respectively	220,184	200,084
Other	13,837	17,181
Deferred tax asset	20,981	10,210
Current assets held for discontinued operations	2,232	7,534
Total current assets	381,090	337,503
Goodwill	393,291	309,195
Expiration rights	306,769	236,769
Other intangible assets	49,852	45,560
Accumulated amortization	(188,228)	(167,487)
Expiration rights and other intangible assets, net	168,393	114,842
Property and equipment, net	27,127	24,570
Other assets	4,647	3,565
Other assets held for discontinued operations	7,456	10,299
Total Assets	**$ 982,004**	**$ 799,974**
Liabilities and Stockholders' Equity		
Current liabilities:		
Premiums payable to insurance companies	$ 232,700	$ 226,746
Accrued expenses	66,555	47,900
Current portion of long-term debt	11,981	11,617
Other	10,816	14,782
Current liabilities held for discontinued operations	3,682	3,727
Total current liabilities	325,734	304,772
Long-term debt	225,969	144,707
Deferred tax liability	18,918	15,656
Other liabilities	6,172	6,745
Other liabilities held for discontinued operations	719	529
Total Liabilities	**577,512**	**472,409**
Commitments and contingencies		
Stockholders' equity:		
Preferred stock—voting—par $.01, 87,000 shares authorized; no shares issued and outstanding	-	-
Common stock—voting—par $.01, 300,000 shares authorized; 58,139 and 51,453 shares issued, respectively	581	515
Common stock—non-voting—par $.01, 10,000 shares authorized; no shares issued and outstanding	-	-
Additional paid-in capital	670,836	590,251
Accumulated deficit	(249,404)	(253,877)
Less treasury stock at cost, 547 and 283 shares, respectively	(7,007)	(3,943)
Less unearned compensation, restricted stock	(10,514)	(5,381)
Total Stockholders' Equity	**404,492**	**327,565**
Total Liabilities and Stockholders' Equity	**$ 982,004**	**$ 799,974**